EXHIBIT 16


August 3, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                            IBP, inc.

We have read Item 4 of IBP, inc.'s Form 8-K dated August 3, 1995 and are in agreement with the statements contained in paragraph
4(a) therein.

Yours very truly,


Price Waterhouse LLP